EMPLOYMENT AGREEMENT


     AGREEMENT made as of April 24, 1995, between BIO-TECHNOLOGY GENERAL CORP., a Delaware corporation with an office at 70 Wood Avenue South, Iselin, New Jersey 08830 (the "Company"), and William Pursley, 31 Orchard Drive, Hollis, New Hampshire 03049 (the "Executive").


                             W I T N E S S E T H :


     WHEREAS, the Company desires that Executive be employed to serve in a senior executive capacity with the Company, and Executive desires to be so employed by the Company, upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT.

     The Company hereby employs Executive and Executive hereby accepts such employment, subject to the terms and conditions herein set forth. Executive shall hold the office of Senior Vice President-Marketing, Sales and Commercial Development, reporting to the President and Chief Executive Officer of the Company.

     2. TERM.

     The initial term of employment under this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of two (2) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive two year terms unless either party shall give the other ninety (90) days prior written notice of its intent not to renew this Agreement.

     3. COMPENSATION.

     As compensation for the employment services to be rendered by Executive hereunder, including all services as an officer or director of the Company and any of its subsidiaries, the Company agrees to pay, or cause to be paid, to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an initial annual salary of $175,000. Executive's annual salary hereunder for the remaining years of employment shall be determined by the Board of Directors in its sole discretion; provided, however, that Executive's salary shall be increased each year (on the date of the annual meeting of the Board of Directors of the Company), commencing with the 1996 annual meeting of the Board of Directors, by at least six percent (6%). In addition, Executive shall be entitled to bonuses from time to time in such amounts as may be determined by the Board of Directors in its sole discretion.

     4. EXPENSES.

     The Company shall pay or reimburse Executive, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Executive in connection with his employment hereunder. Executive shall comply with such restrictions and shall keep such records as the Company may deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

     5. OTHER BENEFITS.

     Executive shall be entitled to a vacation allowance of not less than four
(4) weeks per annum and to participate in and receive any other benefits customarily provided by the Company to its senior management personnel (including any profit sharing, pension, short and long-term disability insurance, hospital, major medical insurance and group life insurance plans in accordance with the terms of such plans) and including stock option and/or stock purchase plans, all as determined from time to time by the Board of Directors of the Company. Unused annual vacations may not be carried over to other years without the consent of the Board of Directors excepting those instances in which Executive has been unable to utilize fully his annual vacation entitlement due to exigencies of Company business matters and needs.

     6. RELOCATION TO ISELIN, NEW JERSEY METROPOLITAN AREA.

     (a) Executive hereby agrees to relocate to the Iselin, New Jersey metropolitan area within six months of the Employment Date. Executive hereby acknowledges that the Company is entering into this Agreement in reliance upon Executive's covenant to relocate to the Iselin, New Jersey metropolitan area within six months of the Employment Date.

     (b) Executive hereby agrees that prior to his relocation to the Iselin, New Jersey metropolitan area, he will spend that number of days each week at the Company's executive offices as the President and Chief Executive Officer of the Company may direct.

     7. STOCK OPTIONS.

     (a) The Company will recommend to the Compensation and Stock Option Committee of the Board of Directors (the "Committee") that Executive be granted an incentive stock option, pursuant to an incentive stock option agreement substantially in the form of Exhibit 7(a) hereto, to purchase 75,000 shares of the Company's Common Stock (the "Options"), at an exercise price per share equal to the


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


fair market value of the Company's Common Stock on the date of grant, such Options to become exercisable as to 18,750 shares on the first anniversary date of this Agreement and as to an additional 18,750 shares on each successive anniversary date of this Agreement.

     (b) The Company will also recommend to the Committee that the Options become exercisable upon the termination of Executive's employment (i) pursuant to Sections 10(a)(i) or 10(b) herein or (ii) by reason of the Company's failure to renew this Agreement.

     (c) In addition, Executive shall be entitled to the grant of additional options from time to time in such amounts as may be determined by the Committee in its sole discretion. Any future grant of stock options shall be subject to such terms as the Committee in its sole discretion shall specify at the time of grant.

     8. LOANS.

     (a) On the Employment Date the Company shall loan to the Executive $40,000 (the "First Loan") pursuant to the terms of a promissory note in the form attached hereto as Exhibit 8(a). The First Loan will be due and payable on the first anniversary of the Employment Date; provided, however, that the Company shall forgive repayment of the First Loan, and shall forgive payment of all accrued interest thereon, on the first anniversary of the Employment Date if Executive is still an employee on such date. In addition, the Company shall forgive repayment of the First Loan, and all accrued interest thereon, if prior to the first anniversary of the Employment Date any of the following shall occur: (i) Executive's employment with the Company is terminated by the Company for any reason which would not constitute justifiable cause (as defined in Section 10(d) hereof) following a Change in Control of the Company (as defined in Section 8(c) hereof); (ii) if the Executive's employment with the Company terminates by reason of the death or disability (as defined in Section 10(c) hereof) of Executive; or (iii) if the Company shall terminate Executive's employment for any reason which would not constitute justifiable cause (as defined in Section 10(d) hereof).

     (b) In addition, on the Employment Date the Company shall loan to the Executive an additional $40,000 (the "Second Loan") pursuant to the terms of a promissory note in the form attached hereto as Exhibit 8(b). The Second Loan will become due and payable, with all accrued interest thereon, on the earliest to occur of the following: (i) June 30, 1997; (ii) if the Company shall terminate Executive's employment for justifiable cause (as defined in Section 10(d) hereof), on such date; or (iii) if the Executive shall resign from his position with the Company, on the effective date of such resignation. Notwithstanding the foregoing, the Company shall forgive repayment of the Second Loan, and all accrued interest thereon, if prior to the date such loan becomes due and payable Executive's employment with the Company is terminated by the Company for any reason which would not constitute justifiable cause

(as defined in Section 10(d) hereof) following a Change in Control of the Company (as defined in Section 8(c) hereof).

     (c) For purposes of this Section 8, a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     9. DUTIES.

     (a) Executive shall perform such duties and functions as the President and Chief Executive Officer of the Company shall from time to time determine and Executive shall comply in the performance of his duties with the policies of the Board of Directors.

     (b) Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be, in the reasonable determination of the Board of Directors of the Company in its sole discretion, inimical, or contrary, to the best interests of the Company.

     (c) All fees, compensation or commissions received by Executive during the term of this Agreement for personal services (including, but not limited to, commissions and compensation received as a fiduciary or a director, and fees for lecturing and teaching) rendered at the request of the Company shall be paid to the Company when received by Executive, except those fees that the Board of Directors determines may be kept by Executive.

     (d) Nothing in this Section 9 or elsewhere in this Agreement shall be construed to prevent Executive from investing or trading in nonconflicting investments as he sees fit for his own account, including real estate, stocks, bonds, securities, commodities or other forms of investments.

     (e) The principal location at which the Executive shall perform his duties hereunder shall be at the Company's offices in Iselin, New Jersey or at such other location as may be designated from time to time by the Board of Directors of the Company, provided that if the principal location of Executive's duties is transferred from Iselin, New Jersey, the new principal location of Executive's duties shall not be transferred beyond a 50-mile radius of Iselin, New Jersey without Executive's consent. Notwithstanding the foregoing, Executive shall perform such services at such other locations as may be required for the proper performance of his duties hereunder, and Executive recognizes that such duties may involve significant travel.

     10. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

     (a) Executive's employment hereunder may be terminated at any time upon written notice from the Company to Executive:

          (i) upon the determination by the Board of Directors, after Executive has received notice that his performance is not satisfactory and has failed to remedy such performance to the satisfaction of the Company, that Executive's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon thirty (30) days' prior written notice to Executive; or

          (ii) upon the determination by the Board of Directors that there is justifiable cause (as hereinafter defined) for such termination upon ten
     (10) days' prior written notice to Executive; or

          (iii) if Executive has not relocated to the Iselin, New Jersey metropolitan area within nine months after the Employment Date.

     (b) Executive's employment shall terminate upon:

          (i) the death of Executive; or

          (ii) the "disability" of Executive (as hereinafter defined pursuant to subsection (c) herein) pursuant to subsection (f) hereof.

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

     (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, substantially to perform his duties for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement, as reasonably determined by the Board of Directors of the Company in its sole discretion after examination of Executive by an independent physician reasonably acceptable to Executive.

     (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; Executive's performance of any act or his failure to act, for which it is determined by independent counsel retained by the Board of Directors (which may be counsel for the Company), after due inquiry in which Executive is given the opportunity to be heard, that if Executive were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved, would have occurred; any unauthorized disclosure by Executive to any person, firm or corporation other than the Company, its subsidiaries and its and their directors, officers and employees, of any confidential information or trade secret of the Company or any of its subsidiaries; any attempt by Executive to secure any improper personal profit in connection with the business of the Company or any of its subsidiaries; the failure by Executive to devote his full time to the affairs of the Company and its subsidiaries; Executive's pursuit of activities which in the reasonable determination of the Board of Directors of the Company are inimical, or contrary, to the best interests of the Company; the engaging by Executive in any business other than the business of the Company and its subsidiaries which interferes with the performance of his duties hereunder; or Executive's repeated and willful failure to follow the instructions of the Chief Executive Officer of the Company or the policies established by the Board of Directors and communicated to Executive (other than instructions or policies which are illegal or improper) where such conduct shall not have ceased or offense cured within 30 days following written warning from the Company. Upon termination of Executive's employment for justifiable cause, this Agreement shall terminate immediately and Executive shall not be entitled to any amounts or benefits hereunder other than such portion of Executive's annual salary as has been accrued through the date of his termination of employment and reimbursement of expenses pursuant to
Section 4 hereof.

     (e) If Executive shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Executive shall thereupon be entitled to receive such portion of Executive's annual salary as has been accrued through the date of his death and such bonus, if any, as the Board of Directors in its sole discretion may determine to award taking into account Executive's contributions to the Company prior to his death. If Executive's death shall occur while he is on Company business, the estate of Executive shall be entitled to receive, in

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

addition to the other amounts set forth in this subsection (e), an amount equal to one-half his then annual salary.

     (f) Upon Executive's "disability", the Company shall have the right to terminate Executive's employment. Notwithstanding any inability to perform his duties, Executive shall be entitled to receive his compensation (including bonus, if any) as provided herein until he begins to receive long-term disability insurance benefits under the policy provided by the Company pursuant to Section 5 hereof. Any termination pursuant to this subsection (f) shall be effective on the date 30 days after which Executive shall have received written notice of the Company's election to terminate.

     (g) Notwithstanding any provision to the contrary contained herein, in the event that Executive's employment is terminated by the Company at any time for any reason other than justifiable cause, failure to relocate to the Iselin, New Jersey metropolitan area within nine months of the Employment Date, disability or death, or in the event the Company shall fail to renew this Agreement, the Company shall (i) pay to Executive, in full satisfaction and in lieu of any and all other payments due and owing to Executive under the terms of this Agreement (other than any payments constituting reimbursement of expenses pursuant to Section 4 hereof), a severance payment in an amount equal to his then annual salary (less all amounts, if any, required to be withheld), payable bi-weekly in equal installments, and (ii) continue to allow Executive to participate, at the Company's expense and to the same extent that Executive had participated prior to termination of his employment, in the Company's health insurance and disability insurance programs, to the extent permitted under such programs, until the earlier of (x) one year or (y) Executive becoming eligible to participate in another employer's group health and disability insurance plans. Executive shall notify the Company of his acceptance of a position with a new employer, together with the specific date on which Executive shall become eligible for coverage in such new employer's health and disability insurance programs, such notice to be given within 15 days following commencement of such employment.

     (h) Executive may terminate his employment at any time upon 30 days' prior written notice to the Company. Upon Executive's termination of his employment hereunder, this Agreement (other than Sections 4, 7, 8, 10, 12, 13, 14 and 15, which shall survive) shall terminate immediately. In such event, Executive shall be entitled to receive such portion of Executive's annual salary as has been accrued to date. Executive shall be entitled to reimbursement of expenses pursuant to Section 4 hereof and to participate in the Company's benefit plans to the extent participation by former employees is required by law or permitted by such plans, with the expense of such participation to be as specified in such plans for former employees.

     11. REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

     (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no

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

employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder or requiring him to perform employment, consulting, business related or similar duties for any other person.

     (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

     12. NON-INTERFERENCE.

     Executive agrees that for a period of one year following the termination of Executive's employment hereunder, Executive shall not, directly or indirectly, request or cause any collaborative partners, universities, governmental agencies, contracting parties, suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company.

     13. INVENTIONS AND DISCOVERIES.

     (a) Insofar as is related to the principal business activities and products of the Company and any of its subsidiaries or joint ventures, Executive shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods of a financial or other nature (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Executive (whether or not at the request or upon the suggestion of the Company) during the period of his employment with, or rendering of advisory or consulting services to, the Company or any of its subsidiaries, solely or jointly with others (collectively the "Subject Matter").

     (b) Executive hereby assigns and transfers, and agrees to assign and transfer, to the Company, all his rights, title and interest in and to the Subject Matter, and Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company. Executive shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice and at mutually convenient times, and Executive agrees to testify in any prosecution or litigation involving any of the Subject Matter; provided, however, that Executive shall be compensated in a timely manner at the rate of $100.00

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

per hour (with a minimum of $500 per day), plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after termination of his employment hereunder.

     14. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

     (a) Executive shall not, during the term of this Agreement, or at any time following termination of this Agreement, directly or indirectly, disclose or make accessible (other than as is required in the regular course of his duties (including without limitation disclosures to the Company's advisors and consultants) or is required by law (in which case Executive shall give the Company prior written notice of such required disclosure) or with the prior written consent of the Board of Directors of the Company), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment or the rendering of his advisory or consulting services hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this Section 14(a) by Executive.

     (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company, and Executive shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

     15. SPECIFIC PERFORMANCE.

                  Executive agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 12, 13 or 14 (the "Restrictive Covenants"), the Company shall have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an

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

adequate remedy to the Company. Notwithstanding the foregoing, nothing herein shall constitute a waiver by Executive of his right to contest whether a breach or threatened breach of any Restrictive Covenant has occurred.

     16. AMENDMENT OR ALTERATION.

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     17. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of New Jersey applicable to agreements made and to be performed therein.

     18. SEVERABILITY.

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     19. NOTICES.

     Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     20. WAIVER OR BREACH.

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     21. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Executive and the Company relating to the confidentiality of information, trade secrets, patents and stock options shall not be affected by this Agreement.

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

     22. SURVIVAL.

     The termination of Executive's employment hereunder or the expiration of this Agreement shall not affect the enforceability of Sections 4, 7, 10, 12, 13, 14 and 15 hereof.

     23. FURTHER ASSURANCES.

     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     24. HEADINGS.

     The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                       BIO-TECHNOLOGY GENERAL CORP.


                                       By:  /s/ SIM FASS
                                       ----------------------------
                                                Sim Fass


                                           /s/  WILLIAM PURSLEY
                                       ----------------------------
                                                William Pursley

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

                                  EXHIBIT 7(A)

                             STOCK OPTION AGREEMENT

                                  PURSUANT TO

                          BIO-TECHNOLOGY GENERAL CORP.

                             1992 STOCK OPTION PLAN


                                     * * *


     INCENTIVE STOCK OPTION AGREEMENT made as of the __th day of _____, ____, between BIO-TECHNOLOGY GENERAL CORP., a Delaware corporation (the "Company"), and _________________, an employee of the Company or of a subsidiary of the Company (the "Optionee").

                      W I T N E S S E T H:

     WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value per share (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Company's 1992 Stock Option Plan (the "Plan"):

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee an incentive stock option (the "Option") to purchase all or any part of an aggregate of ______ shares of Common Stock (such number being subject to adjustment as provided in Paragraph 6) on the terms and conditions hereinafter set forth.

     2. Purchase Price. The purchase price of the shares of Common Stock issuable upon exercise of the Option (the "Option Price") shall be $______ per share, which is not less than one hundred percent (100%) of the fair market value per share of Common Stock on the date hereof. Payment shall be made in cash, by certified check or in shares of Common Stock in the manner prescribed in Paragraph 7 hereof.

     3. Term of Option. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in Paragraph 5. The Option is exercisable during its term only in accordance with the provisions of Exhibit A attached hereto; provided, however, that if the Optionee is a citizen of the State of Israel, the Option may not be exercised in whole or in part unless (i) the

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

Optionee can, under applicable Israeli law, purchase the shares of Common Stock, and (ii) all necessary permits, including but not limited to a specific permit from the Controller of Foreign Currency of the Bank of Israel, have been obtained by or on behalf of the Optionee.

     Except as provided in Paragraph 5, the Option may not be exercised unless, at the time the Option is exercised and at all times from the date it was granted, the Optionee shall then be and shall have been, an employee of the Company or any subsidiary.

     4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution to the extent provided in Paragraph 5, and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof and of the Plan, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided, however, that if the Optionee shall die while in the employ of the Company or any subsidiary, his estate, personal representative, or beneficiary shall have the right to exercise the Option to the extent provided in Paragraph 5.

     5. Termination of Option. If the Optionee shall cease to be employed by the Company or any subsidiary as the result of his dismissal without cause, then the Option, to the extent that it is exercisable by him at the time he ceases to be employed by the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by him within three (3) months after such time; provided, however, that the Compensation and Stock Option Plan Committee may, in its sole discretion, determine that he has more than three (3) months from the date he ceases to be employed by the Company or any subsidiary to exercise the Option.

     If the Optionee shall cease to be employed by the Company or any subsidiary as the result of his dismissal for cause (as determined by the Board of Directors in its sole discretion), then the Compensation and Stock Option Plan Committee may, in its sole discretion, determine that the Option, to the extent that it is exercisable by the Optionee at the time he ceases to be employed by the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by him within thirty (30) days after such time.

     If the Optionee shall cease to be employed by the Company or any subsidiary as the result of his disability, then the Option, to the extent that it is exercisable by him at the time he ceases to be employed by the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by him within twelve (12) months after such time.

     If the Optionee shall voluntarily terminate his employment with the Company or any subsidiary, then the Option, to the extent that it is exercisable by the Optionee at the time he ceases to be employed by the Company or any subsidiary, and only to the extent that the Option is exercisable as of such time, may be exercised by him within three (3) months after such time; provided, however, that the Compensation and Stock Option Plan Committee may, in its sole discretion, determine that he has more than three (3) months from the date he ceases to be employed by the Company or any subsidiary to exercise the Option.

     If the Optionee shall die while in the employ of the Company or any subsidiary, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Paragraph 3, to exercise the Option (to the extent that the Optionee would have been entitled to do so at the time of his death) at any time within twelve (12) months from the date of his death.

     In the event of the institution of any legal proceedings directed to the validity of the Plan or the Option, the Company may, in its sole discretion, and without incurring any liability therefor to the Optionee, terminate the Option.

     6. Changes in Capital Stock. Upon any readjustment or recapitalization of the Company's capital stock whereby the character of the Common Stock shall be changed, appropriate adjustments shall be made so that the capital stock issuable upon exercise of the Option after such readjustment or recapitalization shall be the substantial equivalent of the Common Stock issuable upon exercise of the Option. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

     7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its offices at 70 Wood Avenue South, Iselin, New Jersey 08830 (Attention:
President). Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option Price for such shares of Common Stock in cash, by certified check or in shares of Common Stock.

          If shares of Common Stock are tendered as payment of the Option Price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Optionee. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

     In the event the Option shall be exercised by any person or persons other than the Optionee, pursuant to Paragraph 5, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until a certificate or certificates representing such shares are issued to him. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     8. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     9. Representations of Optionee. The Optionee hereby represents that he and any related persons or entities, within the meaning of Section 425(d) of the Internal Revenue Code of 1986, do not own as much as ten percent (10%) of the total combined voting power of all classes of capital stock of the Company, and in accepting the Option herein granted to him, agrees to the terms of such Option as of the date hereof.

     10. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 70 Wood Avenue South, Iselin, New Jersey 08830 (Attention:
President). Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address.

     11. Reimbursement of Expenses. If the Optionee is not a citizen or resident of the United States, the Optionee, as a condition hereof, agrees to reimburse the Company at its request for any foreign exchange premiums or license, transfer taxes or similar sums of money payable outside the United States by the Company in connection with the exercise of the Option under this Agreement.

     12. Incorporation of Plan. Notwithstanding the terms and conditions herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

     13. Continuance of Employment. The granting of the Option is in consideration of the Optionee's continuing employment by the Company or any subsidiary; provided, however, nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee's employment at any time in the sole discretion of the Company or any subsidiary, with or without cause.

     14. Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation and Stock Option Plan Committee shall be final and conclusive.

     15. Enforceability. This Agreement shall be binding upon the Optionee, his estate, his personal representatives and beneficiaries.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly exercised by its officer thereunto duly authorized, and the Optionee has hereunto set his hand all as of the day and year first above written.


                               BIO-TECHNOLOGY GENERAL CORP.



                               By:______________________________
                                       Authorized Officer



                               OPTIONEE


                               _________________________________


                               Address:_________________________


                               _________________________________

                                  EXHIBIT A TO

                        INCENTIVE STOCK OPTION AGREEMENT



     The Option is exercisable during its term only in accordance with the following:


  No. of Years
  From Date of                         Percentage Exercisable
Option Agreement               Per Time Period         Cumulative
- ----------------               ---------------     -----------------

One .......................    25% = ______ sh.    25% =  ______ sh.

Two .......................    25% = ______ sh.    50% =  ______ sh.

Three .....................    25% = ______ sh.    75% =  ______ sh.

Four ......................    25% = ______ sh.   100% =  ______ sh.

                                  EXHIBIT 8(A)

                                PROMISSORY NOTE

         THIS NOTE IS SUBJECT TO CERTAIN TERMS CONTAINED IN AN EMPLOYMENT AGREEMENT ENTERED INTO BY AND BETWEEN WILLIAM PURSLEY AND BIO-TECHNOLOGY GENERAL CORP., DATED APRIL __, 1995 (THE "EMPLOYMENT AGREEMENT").

$40,000.00                                                        April___, 1995

     FOR VALUE RECEIVED, the undersigned, William Pursley (the "Maker") hereby absolutely and unconditionally promises to pay to the order of BIO-TECHNOLOGY GENERAL CORP. (the "Holder") or its assigns, at the Holder's office at 70 Wood Avenue South, Iselin, New Jersey or at such other place as the Holder may designate by written notice to the Maker, the principal sum of Forty Thousand United States Dollars ($40,000) on or before April ___, 1996 (the "Maturity Date"), together with simple interest on the unpaid principal balance from time to time outstanding at the rate of 6.8% per annum from the date hereof to maturity. The Maker agrees to pay any costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Holder in the collection of interest and/or principal on this Note which is not paid when due. Payments of both principal and interest shall be made in lawful money of the United States.

     The Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty. Any prepayments shall be applied first to accrued interest until the entire amount thereof has been paid and next to principal.

     The unpaid principal amount shall forthwith mature, together with the interest accrued thereon, in the event of the happening of any one or more of the following events: (a) any petition in bankruptcy is filed by or against the Maker, or any proceedings in bankruptcy, or under any Act of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Maker; (b) the making by Maker of an assignment for the benefit of creditors or the taking advantage by Maker of any insolvency law; or (c) the appointment of a receiver of any property of the Maker.

     Notwithstanding the forgoing, the Company agrees to forgive repayment of the principal amount of the loan and all accrued interest thereon, if any one of the following occurs on or before the Maturity Date: (i) the Maker's employment with the Holder is terminated by the Holder for any reason which would not constitute justifiable cause (as defined in Section 10(d) of the Employment Agreement) following a Change in Control of the Company (as defined in 8(c) of the Employment Agreement); (ii) the Maker's employment with the Holder terminates by reason of the death or disability (as defined in Section 10(c) of the Employment Agreement) of the Maker; or (iii) the Holder shall terminate the Maker's employment for any reason which would not constitute justifiable cause (as defined in Section 10(d) of the Employment Agreement). Additionally, the Company shall forgive repayment of the principal amount of the loan and all accrued interest thereon on the Maturity Date if, on that date, the Maker is still an employee of the Holder.

     No failure or delay on the part of the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or future exercise thereof or the exercise of any other rights hereunder. No waiver shall be deemed to be made by the Holder of any of its rights hereunder unless the same shall be in writing, signed on behalf of the Holder, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Holder or the obligations of the Maker to the Holder in any other respect at any other time. All amendments hereto must be in writing.

     The Holder may assign all or any part of its interest in this Note and the transferee(s) shall thereupon be vested with all the powers and rights herein given to the Holder with respect hereto.

     This Note is executed under and is to be construed by the laws of the State of New Jersey, without giving effect to conflicts of law. Presentment, demand for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.


                                        ______________________________
                                               William Pursley
                                       19

                                  EXHIBIT 8(B)

                                PROMISSORY NOTE

         THIS NOTE IS SUBJECT TO CERTAIN TERMS CONTAINED IN AN EMPLOYMENT AGREEMENT ENTERED INTO BY AND BETWEEN WILLIAM PURSLEY AND BIO-TECHNOLOGY GENERAL CORP., DATED APRIL __, 1995 (THE "EMPLOYMENT AGREEMENT").

$40,000.00                                                      April ___, 1995

     FOR VALUE RECEIVED, the undersigned, William Pursley (the "Maker"), hereby absolutely and unconditionally promises to pay to the order of BIO-TECHNOLOGY GENERAL CORP. (the "Holder") or its assigns, at the Holder's office at 70 Wood Avenue South, Iselin, New Jersey or at such other place as the Holder may designate by written notice to the Maker, the principal sum of Forty Thousand United States Dollars ($40,000) on or before June 30, 1997 (the "Maturity Date"), together with simple interest on the unpaid principal balance from time to time outstanding at the rate of 6.8% per annum from the date hereof to maturity. The Maker agrees to pay any costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Holder in the collection of interest and/or principal on this Note which is not paid when due. Payments of both principal and interest shall be made in lawful money of the United States.

     Notwithstanding the forgoing, the undersigned agrees that this Note will become immediately due and payable, with all accrued interest thereon, upon the occurrence of any of the following: (i) if the Holder shall terminate the undersigned's employment for justifiable cause (as defined in Section 10(d) of the Employment Agreement), on such date; (ii) if the undersigned shall resign from his position with the Holder, on the effective date of such resignation;
(iii) any petition in bankruptcy is filed by or against the Maker, or any proceedings in bankruptcy, or under any Act of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Maker; (iv) the making by Maker of an assignment for the benefit of creditors or the taking advantage by Maker of any insolvency law; or (v) the appointment of a receiver of any property of the Maker. Notwithstanding the foregoing, the Company shall forgive repayment of this Note, and all accrued interest thereon, if prior to this Note becoming due and payable the Maker's employment with the Holder is terminated by the Holder for any reason which would not constitute justifiable cause (as defined in Section 10(d) of the Employment Agreement) following a Change in Control of the Company (as defined in 8(c) of the Employment Agreement).

     The Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty. Any prepayments shall be applied first to accrued interest until the entire amount thereof has been paid and next to principal.

     No failure or delay on the part of the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or future exercise thereof or the exercise of any other rights hereunder. No waiver shall be deemed to be made by the Holder of any of its rights hereunder unless the same shall be in writing, signed on behalf of the Holder, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Holder or the obligations of the Maker to the Holder in any other respect at any other time. All amendments hereto must be in writing.

     The Holder may assign all or any part of its interest in this Note and the transferee(s) shall thereupon be vested with all the powers and rights herein given to the Holder with respect hereto.

     This Note is executed under and is to be construed by the laws of the State of New Jersey, without giving effect to conflicts of law. Presentment, demand for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.


                                           ____________________________________
                                                     William Pursley
                                       21